Exhibit 99.1

THE ONE GROUP HOSPITALITY ANNOUNCES MANAGEMENT CHANGES

Following Appointment of Manny Hilario, Board Member Richard Perlman Has Stepped Down

New York, NY, April 21, 2017—The ONE Group Hospitality, Inc. (NASDAQ: STKS) today announced that Alejandro Munoz-Suarez (Alex), Chief Operating Officer (COO), and Samuel (Sam) Goldfinger, Chief Financial Officer (CFO), will be leaving the Company to pursue other opportunities. Following the appointment of Manny Hilario to the board of directors last week, board member Richard Perlman notified the Company that he has stepped down from the board.

The Company has commenced a search for a new CFO. Mr. Goldfinger has entered into a separation agreement with the Company pursuant to which he has agreed to assist the Company with its transition to a new CFO. Following Mr. Munoz-Suarez’s departure, the board of directors has determined that the COO role will be temporarily eliminated as part of the Company’s increased emphasis on licensing growth opportunities. This move will further enhance the Company’s continuing reductions in general and administrative expenses.

“As our growth strategy continues around an asset-light business model focused on management and licensing opportunities, we remain motivated to drive efficiencies that are aligned with that growth strategy,” said Jonathan Segal, CEO of the ONE Group. “On behalf of the entire team at the ONE Group and our board of directors, I would like to thank Richard, Sam and Alejandro for their contributions to the Company.”

About The ONE Group

The ONE Group (Nasdaq:STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. The ONE Group’s food and beverage hospitality services business, ONE Hospitality, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our exploration of strategic alternatives, our ability to identify and consummate a strategic transaction more enhancing of long-term stockholder value than continuing to execute our current strategy; (4) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (5) our ability to enter into licensing agreements; (6) changes in our management team; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed on April 5, 2017.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

ICR
Michelle Michalski
646-277-1224